Exhibit 99.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
AirGate PCS, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-102460, 333-100215, 333-56430, 333-105863, 333-113152, 333-118116, and 333-122471) on Form S-8 of Alamosa Holdings, Inc. of our reports dated December 13, 2004, with respect to the consolidated balance sheets of AirGate PCS, Inc. and subsidiaries as of September 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended September 30, 2004 and the related financial statement schedule, which reports appear in the Form 8-K of Alamosa Holdings, Inc. dated February 8, 2005.

/s/ KPMG LLP

February 8, 2005